
                                    FAMILY DOLLAR STORES, INC.
                         STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS

                                                        THREE MONTHS ENDED              THREE MONTHS ENDED
AS PRESENTED                                               NOVEMBER 30, 1996               NOVEMBER 30, 1995
                                                       PRIMARY     FULLY DILUTED       PRIMARY    FULLY DILUTED

AVERAGE SHARES OUTSTANDING FOR THE
   THREE MONTHS ENDED                                  56,858,263    56,858,263       56,766,702     56,766,702

NET INCOME                                            $17,359,822   $17,359,822      $14,507,769    $14,507,769

EARNINGS PER SHARE
                                                            $ .31        $ .31            $ .26           $ .26
PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE SHARES FROM
   ASSUMED EXERCISE AT THE BEGINNING
   OF THE YEAR OF DILUTIVE STOCK OPTIONS                1,090,784      1,133,134        460,796         460,796

WEIGHTED AVERAGE SHARES ASSUMED REPURCHASED FROM
  ASSUMED PROCEEDS OF EXERCISES USING TREASURY STOCK
  METHOD (AVERAGE MARKET PRICE FOR PRIMARY AND, IF
  GREATER, ENDING MARKET PRICE FOR FULLY DILUTED)      (1,008,374)     (1,010,608)     (368,245)      (368,245)

NET PRO FORMA COMMON STOCK
 EQUIVALENT INCREMENTAL SHARES                             82,410         122,526        92,551          92,551

PERCENTAGE DILUTION FROM PRO FORMA COMMON
 STOCK EQUIVALENT INCREMENTAL SHARES                        0.15%           0.22%          0.16%          0.16%

TOTAL COMMON STOCK AND COMMON
  STOCK EQUIVALENTS                                    56,940,673     56,980,789       56,859,253    56,859,253

NET INCOME                                            $17,359,822    $17,359,822      $14,507,769   $14,507,769

PRO FORMA EARNINGS PER SHARE (INCLUDING DILUTIVE
   COMMON STOCK EQUIVALENTS)                                $ .31          $ .31           $  .26         $ .26
